CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169590) of Ambow Education Holding Limited of our report dated April 13, 2011 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/  PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

April 13, 2011